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                                  EXHIBIT 23(c)
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                         CONSENT OF ERNST AND YOUNG LLP



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                        Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement (Form S-8) to be filed on or about June 11, 1996, pertaining to the 1991 Employee Stock Purchase and Dividend Reinvestment Plan and Trust of State Auto Financial Corporation and Subsidiaries of our report dated February 26, 1996, with respect to the consolidated financial statements of State Auto Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1995.

                                        /S/ ERNST & YOUNG LLP

June 10, 1996